Exhibit 99.2

观韬中茂律师事务所 Guantao Law Firm	中国北京市西城区金融大街5号 新盛大厦B座19层 邮编：100033

Tel：86 10 66578066 Fax：86 10 66578016 E-mail：guantao@guantao.com http：// www.guantao.com	19/F, Tower B, Xinsheng Plaza, 5 Finance Street, Xicheng District, Beijing 100032, China

[      ], 2022

To :	U Power Limited
2F, Zuoan 88 A, Lujiazui,
Shanghai, People’s Republic of China

Re: Legal Opinion on Certain PRC Legal Matters

Dear Sirs or Madams:

We are qualified lawyers of the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We act as the PRC legal counsel for U Power Limited. (the “Company”), a company incorporated under the laws of the Cayman Islands, solely in connection with (i) the proposed initial public offering (the “Offering”) of certain number of ordinary shares, par value US$0.0000001 per share, of the Company (the “Ordinary Shares”), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the Ordinary Shares on the Nasdaq Capital Market.

1 Documents and Assumptions

1.1	In rendering this opinion, we have examined the Registration Statement, originals or copies of the due diligence documents provided to us by the Company and the PRC Companies (as defined below) and such other documents, corporate records and certificates issued by the governmental authorities in the PRC (collectively the “Documents”).

1.2	In rendering this opinion, we have assumed without independent investigation that (“Assumptions”):

1.2.1	All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

1.2.2	All Documents submitted to us still exist, remain in full force and effect up to the date of this opinion and have not been revoked, amended, varied, cancelled or superseded by any other document or agreement or action; and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

1.2.3	Each of the parties to the Documents, other than the PRC Companies, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, or (b) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

1.2.4	The laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

1.2.5	All requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this legal opinion are true, correct and complete; and

1.2.6	All Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Companies from any Governmental Agency (as defined below) have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

2	观韬中茂律师事务所 Guantao Law Firm

2 Definitions

2.1	In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

2.1.1	“CSRC” means the China Securities Regulatory Commission (中国证券监督管理委员会);

2.1.2	“Governmental Agency” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial body in the PRC, or anybody exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC;

2.1.3	“Governmental Authorization” means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws;

2.1.4	“M&A Rules” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (《关于外国投资者并购境内企业的规定》) promulgated jointly by the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange on August 8, 2006, which became effective on September 8, 2006 and were amended on June 22, 2009 by the Ministry of Commerce;

2.1.5	“PRC Companies” means the PRC Companies, as listed in Schedule 1, as at the date of this opinion;

2.1.6	“PRC Laws” mean all applicable national, provincial and local laws, regulations, statues, rules, orders, decrees, notices and supreme court’s judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

2.2	Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

3	观韬中茂律师事务所 Guantao Law Firm

3 Opinions

3.1	Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

3.1.1	With Respect to the Corporate Structure.

The ownership structure of the Company and its affiliates, including the PRC Companies, currently does not and immediately after giving effect to the Offering, will not result in any violation of the applicable PRC Laws, and is currently valid, binding and enforceable in accordance with applicable PRC Laws.

3.1.2	With respect to the M&A Rules.

The M&A Rules, among other things, purport to require CSRC approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore special purpose vehicle established or controlled directly or indirectly by PRC companies or individuals and formed for the purpose of overseas listing through the acquisition of PRC domestic interests held by such PRC companies or individuals. Based on our understanding of the explicit provisions under PRC Laws, the CSRC’s approval is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein.

3.1.3	Enforceability of Civil Procedures.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

3.1.4	Taxation.

The statements made in the Registration Statement under the caption “Taxation—PRC Taxation,” with respect to the PRC tax laws and regulations or interpretations, constitute correct and accurate descriptions of the matters described therein in all material respects and such statements represent our opinion. We do not express any opinion herein concerning any law other than PRC tax law.

3.1.5	PRC Laws.

All statements set forth in the Registration Statement under the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Business”, “Regulation”, “Management”, “Taxation” and “Legal Matters”, to the extent that they describe or summarize matters of PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate in all material respects, and fairly present or fairly summarize in all material respects the PRC legal and regulatory matters, proceedings referred to therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

4	观韬中茂律师事务所 Guantao Law Firm

4 Qualifications

4.1	Our opinion expressed above is subject to the following qualifications:

4.1.1	Our opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

4.1.2	The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

4.1.3	Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

4.1.4	This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

4.1.5	We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Companies and PRC government officials.

4.1.6	This opinion is intended to be used in the context which is specifically referred to herein.

4.1.7	As used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

This opinion is delivered in our capacity as the Company’s PRC legal counsel solely for the purpose of the Registration Statement publicly submitted to the SEC on the date of this opinion and shall not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

Guantao Law Firm

5	观韬中茂律师事务所 Guantao Law Firm

Schedule 1

List of the PRC Companies

No.	PRC Companies
1.	Shandong Yousheng New Energy Technology Development Co, Ltd. (山东优升新能源科技发展有限公司)
2.	Anhui Yousheng New Energy Co., Ltd. (安徽优升新能源科技集团有限公司)
3.	Youpin Automobile Service Group Co., Ltd. (优品汽车服务集团有限公司), which has the following subsidiaries:
4.	(a) Chengdu Youyipin Trading Co., Ltd. (成都优亿品商贸有限公司), which has one subsidiary:
5.	(i) Zibo Youyipin Trading Co., Ltd. (淄博优亿品商贸有限公司)
6.	(b) Liaoning Youguan New Energy Technology Co., Ltd. (辽宁省优观新能源科技有限公司), which has one subsidiary:
7.	(i) Youxu New Energy (Dalian) Co., Ltd. (优续新能源（大连）有限公司)
8.	(c) Shanghai Youchuangneng Digital Technology Co., Ltd. (上海优创能数字科技有限公司)
9.	(i) Nanning Youguan Digital Technology Co., Ltd. (南宁优观数字科技有限公司)
10.	(d) Shanghai Youqiao International Trade Co., Ltd. (上海优俏国际贸易有限公司)
11.	(e) Youguan Financial Leasing (China) Co., Ltd. (优观融资租赁（中国）有限公司)
12.	(f) Shanghai Haiyou Automobile Service Co., Ltd. (上海海优汽车服务有限公司), which has one subsidiary:
13.	(i) Zhejiang Zhongxinda Financial Leasing Co., Ltd. (浙江中信达融资租赁有限公司)
14.	Zhejiang Youguan Automobile Service Co., Ltd. (浙江优观汽车服务股份有限公司), which has one subsidiary:
15.	(a) Dalian Youshengchi Automobile Trading Service Co., Ltd. (大连优晟驰汽车贸易服务有限公司)
16.	Chengdu Youyineng Automobile Service Co., Ltd. (成都优亿能汽车服务有限公司)
17.	Shanghai Youteng Automobile Service Co., Ltd. (上海优藤汽车服务有限公司)
18.	Shanghai Youxu New Energy Technology Co., Ltd. (上海优续新能源科技有限公司), which has the following subsidiaries:
19.	(a) Quanzhou Youyi Power Exchange Network Technology Co., Ltd. (泉州优驿电换电网络科技有限公司)
20.	(b) Youxu (Xiamen) Power Exchange Network Technology Co., Ltd. (优续（厦门）换电网络科技有限公司)
21.	(c) Xinjiang Youxu Supply Chain Management Co., Ltd. (新疆优续供应链管理有限公司)
22.	(d) Wuhu Youxu New Energy Technology Co., Ltd. (芜湖优续新能源科技有限公司)
23.	(e) Beijing Youxu New Energy Technology Co., Ltd. (北京优续新能源科技有限公司)
24.	(f) Tai’an Youxu New Energy Technology Co., Ltd. (泰安优续新能源科技有限公司)
25.	(g) Shandong Youxu New Energy Co., Ltd. (山东优续新能源有限公司
26.	(h) Henan Youxu New Energy Technology Co., Ltd. (河南优续新能源科技有限公司)
27.	(i) Chengdu Zhibo Premium Technology Co., Ltd. (成都智博优品科技有限公司)
28.	Youpin Automobile Service (Shandong) Co., Ltd. (优品汽车服务（山东）有限公司), which has the following subsidiaries:
29.	(a) Youxu New Energy Technology (Zibo) Co., Ltd. (优续新能源科技（淄博）有限公司)
30.	(b) Zibo Hengsong UCAR Equity Investment Fund Partnership (Limited Partnership) (淄博恒松优车股权投资基金合伙企业（有限合伙）)

6	观韬中茂律师事务所 Guantao Law Firm